Exhibit 10.2

HEARTSCIENCES INC.

2023 Equity Incentive Plan

RESTRICTED STOCK UNITS GRANT NOTICE

HeartSciences Inc., a Texas corporation (the “Company”), pursuant to its 2023 Equity Incentive Plan (as amended, modified or restated from time to time, the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Restricted Stock Units set forth below (the “RSUs”). The RSUs are subject to the terms and conditions set forth in this Restricted Stock Units Grant Notice (the “Grant Notice”), dated as of July 7, 2026 and effective as of the Grant Date (as defined in the Agreement (as defined below)), the Plan and the Restricted Stock Units Agreement attached hereto as Exhibit A (the “Agreement”), each of which are incorporated into this Grant Notice by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:	Danielle Watson

Grant Date:	As defined in Section 2.2 of the Agreement.

Number of Restricted Stock Units:	25,000 (the “RSUs”)

Vesting Schedule:	Subject to the terms of the Agreement, the RSUs shall vest as provided in Sections 2.2(a), 2.2(c) and 2.2(d) of the Agreement

By his or her signature to this Grant Notice, and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement; provided, that the Company and Participant agree that in the event that there is any conflict or inconsistency between the terms of the Plan, this Grant Notice, the Agreement and/or the terms of the Employment Agreement (as defined in the Agreement), the terms of this Grant Notice and the Agreement shall govern. In connection with the grant of the RSUs, Participant shall cause his or her spouse, civil union partner or registered domestic partner, if any, to execute the consent attached hereto as Exhibit B as soon as practicable following the date hereof.

HEARTSCIENCES INC.		PARTICIPANT

By:	/s/ Andrew Simpson	By:	/s/ Danielle Watson
Name:	Andrew Simpson		(signature)
Title:	Chief Executive Officer	Name:	Danielle Watson

EXHIBIT A

TO RESTRICTED STOCK UNITS GRANT NOTICE

RESTRICTED STOCK UNITS AGREEMENT

Pursuant to the Grant Notice to which this Restricted Stock Units Agreement, dated as of July 7, 2026 and effective as of the Grant Date (as defined below) (this “Agreement”), is attached, the Company has granted to Participant the number of RSUs as set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Company’s 2023 Equity Incentive Plan (as amended, modified or restated from time to time, the “Plan”), or the Grant Notice.

1.2 Incorporation of Terms of Plan. The RSUs and the shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), underlying the RSUs (if any) to be issued to Participant hereunder (the “Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, each of which is incorporated herein by reference. Notwithstanding anything to the contrary contained in the Plan, the Grant Notice or this Agreement, in the event of any inconsistency between the Plan, the Grant Notice, this Agreement and/or the Employment Agreement (as defined below), the terms of the Grant Notice and this Agreement shall control (in the event the Grant Notice and/or this Agreement are silent on a particular term, the terms of the Plan shall control).

ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS

2.1 Award of RSUs and Dividend Equivalents. (a) Subject to the execution of this Agreement by the Company and Participant, in consideration of Participant’s services provided to the Company prior to the date of this Agreement and for other good and valuable consideration, effective as of the Grant Date, the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Article 13 of the Plan. Each RSU represents the right to receive one Share of Common Stock, at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b) The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends which are paid to all or substantially all holders of the outstanding shares of Common Stock between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the amount of cash which is paid as a dividend on one share of Common Stock. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value (as defined in the Plan) of a share of Common Stock on such date. Each additional RSU which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying RSU to which such additional RSU relates.

2.2 Vesting of RSUs and Dividend Equivalents. (a) Subject to the terms of this Agreement, the RSUs shall be granted on the date of this Agreement (the “Grant Date”) and shall be eligible to fully time vest effective as of the one (1) year anniversary of the Closing Date (as defined below) on the terms set forth herein. Each additional RSU which results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) hereof shall vest whenever the underlying RSU to which such additional RSU relates vests. Notwithstanding anything to the contrary in this Agreement, any vested RSUs shall be distributed or paid (settled) pursuant to the settlement terms of Section 2.3 hereof only upon the satisfaction all of the following conditions (the “Conditions”): (i) consummation of the Closing (as defined below); and (ii) (x) one-fourth (1/4th) of the RSUs shall vest on the three (3) month anniversary of the date of the Closing (the “Initial Vesting Date”) and (y) thereafter, one-fourth (1/4th) of the RSUs shall vest on each subsequent three (3)-month anniversary of the Initial Vesting Date (each an “Additional Initial Vesting Date” and together with the Initial Vesting Date, the “Vesting Dates”), such that all of the RSUs shall fully vest on the one (1)-year anniversary of the Closing Date, in each case provided that Participant is employed in any capacity by the Company or any of its subsidiaries through each applicable Vesting Date (except as otherwise provided below). Notwithstanding anything to the contrary in this Agreement or the Employment Agreement, dated as of October 15, 2021, as amended by Amendment No. 1 to Employment Agreement, dated and effective as of June 26, 2026 (as such may be amended, restated, modified or superseded, the “Employment Agreement”), entered into between the Company and Participant, if Participant is terminated by the Company or any of its subsidiaries without Cause ((as defined in the Employment Agreement) but not including death or Disability (as defined in the Employment Agreement)) or if the Employment Agreement is terminated by Participant for Good Reason (as defined in the Employment Agreement), in such event all of the RSUs shall fully vest immediately as of such date of Participant’s termination, cessation of services or termination of the Employment Agreement, as applicable; provided that (A) no acceleration shall occur if Participant’s employment is terminated for Cause, in which case any unvested RSUs shall be forfeited and canceled for no consideration, and (B) if Participant voluntarily resigns or otherwise voluntarily departs (other than as a result of any termination of the Employment Agreement by Participant for Good Reason) from the Company or any of its subsidiaries (as applicable), such voluntary resignation or voluntary termination (other than as a result of any termination of the Employment Agreement by Participant for Good Reason) shall not be deemed to satisfy this requirement with respect to the applicable Vesting Date and the applicable portion of the RSUs shall not vest. “Closing Date” shall mean the closing (the “Closing”) of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fortitude Mining Holdings, Inc., a Delaware corporation (“Seller”), and Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Seller (collectively, the “Transaction”).Notwithstanding the foregoing, the Administrator, in its sole discretion, shall have the right to afford Participant more favorable vesting or settlement treatment (and/or provisions with regard to forfeiture) than is set forth in this Agreement.

(b) In the event (i) Participant incurs a Termination of Service by reason by reason of Participant’s death or Disability (as defined in the Employment Agreement), the Administrator, in its sole discretion, shall have the right to afford Participant more favorable vesting or settlement treatment (and/or provisions with regard to forfeiture) than is set forth in this Agreement, or (ii) a Change of Control (as defined in the Plan) occurs (other than the Transaction), the Participant will vest in full in all RSUs effective immediately prior to such event.

2.3 Distribution or Payment of RSUs. (a) Subject to the settlement terms of Section 2.5 hereof and the satisfaction of the Conditions, Participant’s vested RSUs shall be distributed in Shares (either in book-entry form or otherwise), and the Company shall issue and deliver to the Participant such Shares and/or cash equal to any Dividend Equivalents credited with respect to such vested RSUs and the interest thereon, as soon as administratively practicable during the first open trading window under the Company’s Insider Trading Policy, which occurs after the date on which all of the Conditions are satisfied, and such issuance date is referred to herein as the “Original Issuance Date.” Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of vested RSUs if the Company reasonably determines that such distribution or payment will violate federal securities laws or any other Applicable Law (as defined in the Plan) or any other Company policy applicable to all Company employees, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that (x) all of the Conditions have been satisfied and (y) the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii) (such issuance date is referred to herein as the “Subsequent Issuance Date” and together with the Original Issuance Date, an “Issuance Date”), and provided further that, subject to the satisfaction of the Conditions, no distribution or payment shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A. All distributions made in Shares shall be made by the Company in the form of whole Shares, and any fractional share shall be rounded up to the nearest whole share.

(b) However, if (i) the applicable Issuance Date does not occur (1) during an “open window period” applicable to the Participant, as determined by the Company in accordance with the Company’s then-effective written policy on trading in the Company’s securities applicable to the Participant, or (2) on a date when the Participant is otherwise not prohibited by the Lock-Up Agreement (as defined below) or another written agreement between the Participant and the Company and/or the Company’s placement agent or underwriter to sell the Shares on an established stock exchange or stock market (including but not limited to under a previously established Company-approved 10b5-1 trading plan), and (ii) the Company elects, prior to the applicable Issuance Date, (1) not to satisfy the withholding taxes described in Section 2.5 by withholding shares of Common Stock from the shares otherwise due, on the applicable Issuance Date, to the Participant under this Agreement, (2) not to permit the Participant to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 2.5 of this Agreement (including but not limited to a commitment under a previously established Company-approved 10b5-1 trading plan), and (3) not to permit the Participant to pay his or her applicable withholding taxes in cash, then the Shares that would otherwise be issued to the Participant on the applicable Issuance Date will not be delivered on such applicable Issuance Date and will instead be delivered on the first business day when the Participant is not prohibited pursuant to this Section 2.3(b)(i)(1) or (b)(ii)(2) from selling the Shares in the open public market, but in no event later than December 1 of the calendar year in which the applicable Issuance Date occurs, or, if agreed to by the Participant and only if permitted in a manner that complies with Treasury Regulation Section 1.409A-1(b)(4), no later than the date that is the 15th calendar day of the third calendar month of the calendar year following the calendar year in which the RSUs are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulation Section 1.409A-1(d).

2.4 Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions, not to be reasonably withheld: (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission (the “SEC”) or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, and (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall reasonably determine to be necessary or advisable.

2.5 Tax Withholding. Notwithstanding any other provision of this Agreement: (a) The Company has the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. Subject to the terms of the Plan, the Company may withhold or Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Company with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator and to the extent permitted by any applicable written lock-up agreement entered into between the Participant and the Company or between the Participant and another person applicable to the RSUs (collectively, the “Lock-Up Agreement”), by requesting that the Company withhold a net number of vested shares of Common Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its subsidiaries based on the applicable minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv) with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator and to the extent permitted by any applicable Lock-Up Agreement, by tendering to the Company vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its subsidiaries based on the applicable minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v) with respect to any withholding taxes arising in connection with the distribution of the RSUs, and to the extent permitted by applicable law and by any applicable Lock-Up Agreement, through the delivery of a notice that Participant has placed a “same day sale” irrevocable commitment with a broker reasonably acceptable to the Company with respect to shares of Common Stock then issuable to Participant pursuant to the RSUs, and that the broker has been irrevocably directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing, with the consent of the Administrator and to the extent permitted by any applicable Lock-Up Agreement;

(b) With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate in its discretion. The Company shall not be obligated to deliver any certificate representing shares of Common Stock issuable, or make payment in cash, with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c) In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Common Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Common Stock, or make payment in cash, in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(d) Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. None of the Company or any subsidiary, officer, director, affiliate, agent or representative of the Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and its subsidiaries, officers, directors, affiliates, agents and representatives do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability. The Participant is hereby advised to consult with his or her own personal tax, financial and/or legal advisors regarding the tax consequences of this Agreement and by signing the Grant Notice, the Participant has agreed that he or she has done so or knowingly and voluntarily declined to do so.

2.6 Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE III.

3.1 [Reserved].

ARTICLE IV.

OTHER PROVISIONS

4.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

4.2 RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such RSUs and Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.3 Adjustments. The Administrator may accelerate, but not delay, the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement or the Plan. All RSUs and Common Stock amounts contained in this Agreement are subject to proportionate adjustment for stock splits, stock combinations and other similar recapitalizations applicable to the Company in the sole reasonable discretion of the Administrator (other than for increase in connection with the Merger).

4.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Chief Executive Officer of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (with confirmation of receipt requested) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.6 Governing Law. The laws of the State of Texas shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement, without regard to principles of conflict of laws. For the purposes of litigation any dispute or controversy that arises under or in connection with this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the State of Texas and agree that such litigation shall be exclusively conducted in the United States District Court for the Northern District of Texas.

4.7 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the SEC and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law. The shares of Common Stock issued with respect to the RSUs will be endorsed with appropriate legends determined by the Company.

4.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way (or the Participant’s rights with respect thereto) without the prior written consent of Participant.

4.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs (including RSUs which result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its subsidiaries shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with cause or without cause, except to the extent expressly provided otherwise in the Employment Agreement or this Agreement.

4.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. In the event that there is any conflict or inconsistency between the terms of the Plan, the Grant Notice, this Agreement and/or the terms of the Employment Agreement, the terms of this Grant Notice and the Agreement shall govern (in the event the Grant Notice and/or this Agreement are silent on a particular term, the terms of the Plan shall control).

4.13 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

4.14 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.15 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents.

4.16 Other Documents. Participant hereby acknowledges receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan. In addition, the Participant acknowledges receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

4.17 Counterparts. The Grant Notice and this Agreement may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.17 Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Common Stock in connection with the payment of withholding taxes as provided in Section 2.5(a)(iii) or Section 2.5(a)(v): (A) any shares of Common Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (B) such shares of Common Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company and its officers, directors, employees, agents, representatives and affiliates harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s withholding obligation.

*   *   *

This Restricted Stock Units Agreement will be deemed to be signed by Participant upon the signing by such Participant of the Restricted Stock Units Grant Notice to which it is attached.

EXHIBIT B

TO RESTRICTED STOCK UNITS GRANT NOTICE

PARTNER CONSENT

As the undersigned spouse, registered domestic partner or civil union partner (each, a “Partner”) of Participant, I hereby acknowledge that I have read that certain Restricted Stock Units Agreement by and between my Partner and the Company, dated as of July 7, 2026 and effective as of the Grant Date (the “Agreement”), and that I understand its contents. I am aware that the Agreement imposes certain restrictions on the transfer of the RSUs. I agree that my Partner’s interest in the RSUs and the Shares issuable to my Partner pursuant to the RSUs are subject to the Agreement, and any interest I may have in the RSUs and the Shares issuable to my Partner pursuant to the RSUs shall be irrevocably bound by the Agreement and further that my community property interest, if any, shall be similarly bound by the Agreement.

I am aware that the legal, financial and other matters contained in the Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreement and the Plan that I will waive such right.

Capitalized terms used in this consent and not defined herein shall have the meanings given to such terms in the Agreement.

Dated: _____________________
Partner Signature

Partner Name (please print)

10